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                      Annuitant's Participation Application
                           for Group Deferred Annuity

Name of Employer (Contract Holder)______________________________________________


1. Name of Annuitant____________________________________________________________

2. Sex                  Male  [ ]       Female  [ ]

3. Date of birth____________________________________

4. Retirement Age___________________________________

5. Residence Address____________________________________________________________

________________________________________________________________________________

6. Amount of Annual Contribution__________________________________

7. Type of business or Trade____________________________________________________

   Occupation-Duties____________________________________________________________

8. Beneficiary - Name and Relationship to Annuitant

________________________________________________________________________________

________________________________________________________________________________

9. Certificate Owner (If Certificate Owner is other than Annuitant) - Name and Relationship to Annuitant

________________________________________________________________________________

________________________________________________________________________________

10. Remarks, explanations and special instructions.






Dated at _______________________ this _________ day of ________________19______.


_________________________________   ____________________________________________
Signature of Witness                Signature of Annuitant

                                    ____________________________________________
                                    Signature of Certificate Owner if other
                                    than Annuitant

FORM 34503